UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2006

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
At its meeting on October 24, 2006, the Board of Directors (the “Board”) of the registrant approved the recommendations of the Compensation Committee of the Board to increase the annual retainers for the Chair of the Board and for the Chairs of certain of the committees of the Board. These recommendations were based upon an analysis of various elements of Board compensation presented by an independent compensation consultant retained by management. Effective immediately, the annual retainer for the chair of the Board increased from $3,000 to $10,000; the annual retainer for the chair of the Audit Committee of the Board increased from $5,000 to $8,000; the annual retainer for the chairs of the Compensation Committee and the Corporate Governance and Nominations Committee increased from $3,000 to $5,000. The annual retainer for the chair of the Strategic Planning Committee of the Board remained at $3,000. All other elements of Board compensation remained unchanged.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonicwall , Inc
By:	/s/ Robert D. Selvi
Chief Financial Officer

Dated: October 30, 2006